Exhibit 10.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: CASA SYSTEMS, INC., et al.,[1] Debtors.	Chapter 11 Case No. 24-10695 (KBO) (Jointly Administered) Ref: Docket No. 421

NOTICE OF (I) ENTRY OF CONFIRMATION ORDER,

(II) OCCURRENCE OF EFFECTIVE DATE, AND (III) RELATED BAR DATES

PLEASE TAKE NOTICE THAT:

Confirmation of Plan. On June 5, 2024, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered its Findings of Fact, Conclusions of Law, and Order (I) Approving the Adequacy of the Disclosure Statement and (II) Confirming the Third Amended Joint Plan of Liquidation of Casa Systems, Inc. and Its Debtor Affiliates [Docket No. 421] (the “Confirmation Order”). Unless otherwise defined herein, capitalized terms used in this Notice shall have the meanings ascribed to such terms in the Third Amended Joint Plan of Liquidation of Casa Systems, Inc. and Its Debtor Affiliates [Docket No. 399] (as may be amended, modified, or supplemented from time to time, the “Plan”).2 This Notice is intended to provide notice of the entry of the Confirmation Order and the occurrence of the Effective Date of the Plan, and it does not, and shall not be construed to, limit, modify, or interpret any of the provisions of the Confirmation Order or the Plan. The following paragraphs identify some of the provisions of the Plan and Confirmation Order for the convenience of creditors. However, creditors should refer to the full text of the Plan and Confirmation Order and should not rely upon the summary provided below.

Effective Date. The Effective Date of the Plan occurred on June 7, 2024. Each of the conditions precedent to consummation of the Plan enumerated in Article VIII.A of the Plan has been satisfied and/or waived, as provided in Article VIII.B of the Plan.

Release, Exculpation, and Injunction. Pursuant to the Confirmation Order, the release, injunction, and exculpation provisions in Article IX of the Plan are now in full force and effect.

Bar Date for Administrative Claims. In accordance with Article II.A of the Plan, except to the extent that a Holder of an Allowed Administrative Claim, other than a Professional Fee Claim, agrees to a different treatment, such Holder must file with the Bankruptcy Court, and serve

[1]

The Debtors in these chapter 11 cases, together with the last four digits of the Debtors’ federal tax identification number, are Casa Systems, Inc. (8867), Casa Systems Securities Corporation (1151), and Casa Properties LLC (6767). The Debtors’ service address is 100 Old River Road, Andover, MA 01810.

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Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan, the Disclosure Statement (as defined in the Plan), or the Confirmation Order, as applicable.

on the Debtors or the Plan Administrator (as applicable) and their counsel, a request for payment of such Administrative Claim so as to be received no later than 5:00 p.m. (ET) on July 8, 2024 (the “Administrative Claims Bar Date”). Except as otherwise provided in Articles II.B, II.C, or II.D of the Plan, Holders of Administrative Claims that do not file and serve a Proof of Claim or application for payment of administrative expenses requesting the allowance of an Administrative Claim by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Plan Administrator, or the Preserved Actions Administrators, the Estates, or the Debtors’ assets and properties, and any Administrative Claims shall be deemed disallowed as of the Effective Date unless otherwise ordered by the Bankruptcy Court.

Bar Date for Professional Fee Claims. In accordance with Article II.B of the Plan, all Professional Persons (other than OCPs) asserting Professional Fee Claims for services rendered or reimbursement of expenses incurred through and including the Confirmation Date must file a final application for allowance and payment of such Professional Fee Claims no later than 5:00 p.m. (ET) on July 22, 2024 (the “Professional Fee Claims Bar Date”). Objections to Professional Fee Claims must be filed and served no later than twenty-one (21) days after the filing of the Professional Fee Claim.

Bar Date for Rejection Damages. In accordance with Article V of the Plan, on the Effective Date, except as otherwise provided in the Plan, all Executory Contracts and Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court or not included on the Schedule of Assumed Executory Contracts and Unexpired Leases, will be deemed rejected as of the Effective Date, other than those Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Confirmation Date or are subject to an unresolved cure dispute as of the Effective Date. Any and all Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order shall be filed and served upon counsel to the Plan Administrator no later than 5:00 p.m. (ET) on July 8, 2024 (the “Rejection Claims Bar Date”); provided that the foregoing shall apply only to Claims arising from the rejection of an Executory Contract or Unexpired Lease under the Plan and Confirmation Order. Any Claims arising from the rejection of Executory Contracts or Unexpired Leases under the Plan and Confirmation Order shall be classified as General Unsecured Claims and shall, if Allowed, be treated in accordance with the provisions in the Plan. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order that are not timely filed by the Rejection Claims Bar Date will be disallowed automatically, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, the Plan Administrator, or any of their respective assets and properties.

Notices. After the Effective Date, Persons or Entities that wish to continue to receive documents pursuant to Bankruptcy Rule 2002 must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Plan Administrator is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that filed such renewed requests.

Copies of the Plan, Confirmation Order, and Other Filings. Copies of the Confirmation Order, the Plan, and any pleadings filed in the Chapter 11 Cases may be obtained by (a) visiting the Debtors’ restructuring website at https://dm.epiq11.com/CasaSystems/info; (b) sending an email inquiry to CasaSystemsinfo@epiqglobal.com; and/or (c) calling the Debtors’ restructuring hotline at (877) 477-4039 (Toll Free (U.S.& Canada)) or +1 (971) 606-5260 (Non U.S.). The Confirmation Order and the Plan may also be examined by any party in interest during normal hours at the Office of the Clerk of the Bankruptcy Court, United States Bankruptcy Court for the District of Delaware, 824 Market Street, 5th Floor, Wilmington, Delaware 19801. You may also obtain copies of the Confirmation Order or of any pleadings filed in the Chapter 11 Cases for a fee at http://www.deb.uscourts.gov.

Dated: June 7, 2024
Wilmington, Delaware

/s/ Joseph M. Mulvihill

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Joseph Barry (Del. Bar No. 4221)

Joseph M. Mulvihill (Del. Bar No. 6061)

Timothy R. Powell (Del. Bar No. 6894)

1000 North King Street

Rodney Square

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

Email: jbarry@ycst.com

   jmulvihill@ycst.com

   tpowell@ycst.com

Co-Counsel to the Debtors and Debtors in Possession

SIDLEY AUSTIN LLP

Stephen E. Hessler (admitted pro hac vice)

Patrick Venter (admitted pro hac vice)

Margaret R. Alden (admitted pro hac vice)

787 Seventh Avenue

New York, New York 10019

Telephone: (212) 839-5300

Facsimile: (212) 839-5599

Email: shessler@sidley.com

   pventer@sidley.com

   malden@sidley.com

Ryan L. Fink (admitted pro hac vice)

One South Dearborn

Chicago, Illinois 60603

Telephone: (312) 853-7000

Facsimile: (312) 853-7036

Email: ryan.fink@sidley.com

Julia Philips Roth (admitted pro hac vice)

1999 Avenue of the Stars

Los Angeles, California 90067

Telephone: (310) 595-9500

Facsimile: (310) 595-9501

Email: julia.roth@sidley.com

Counsel to the Debtors and Debtors in Possession

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